Exhibit 99.1
Contacts:
Laurie Van Raemdonck
Vice President, Investor Relations
(248) 614-8267
lvanraemdonck@championhomes.net
or
Phyllis Knight
Executive Vice President and CFO
(248) 614-8200
Champion Enterprises Reports Third Quarter 2008 Results
Deferred Tax Valuation Allowance and Weakness in U.S. Markets Drive Net Loss for the Quarter;
Cash and Liquidity Remain Strong
TROY, Mich., Nov. 5, 2008 – Champion Enterprises, Inc. (NYSE: CHB), a leader in factory-built construction, today announced results for its third quarter ended Sept. 27, 2008. Revenues for the quarter decreased 27.5 percent to $259.5 million compared to $357.7 million for the third quarter of 2007. The Company reported a loss before income taxes of $8.1 million for the third quarter compared to pretax income of $15.5 million in the same period of 2007. The loss before income taxes for the quarter included $6.0 million of expense to reduce the value of inventory at the Company’s California-based retail operations to estimated market value. The Company reported a net loss for the quarter of $161.5 million, or $2.08 per diluted share, compared to net income of $12.9 million, or $0.17 per diluted share, for the same period of the prior year. During the quarter, the Company provided a valuation allowance for 100 percent of its U.S. deferred tax assets resulting in a non-cash charge of $150.8 million.
“Conditions in our domestic housing markets further deteriorated during the quarter as the credit crisis deepened and economic concerns continued to escalate. Despite selling a similar number of homes as last quarter in the U.S., our Canadian units fell as retailers worked to reduce inventory levels in the face of increasing credit costs. This, coupled with increased raw material costs and greater competitive pressure resulted in reduced profits throughout North America,” stated William Griffiths, chairman, president and chief executive officer of Champion Enterprises, Inc. “At the same time, our international segment reported less income than in recent quarters as prison spending in the U.K. returned to more normalized levels while investments in growth and diversification initiatives pressured margins.
“We have reacted to these difficult market conditions by taking significant additional steps to reduce costs throughout the organization. Among these initiatives, we recently reduced our corporate staff by 35 percent and scaled back marketing, systems and certain business development programs which, together, are expected to reduce SG&A expenses by approximately $13 million through the end of 2009. Additionally, in an effort to maximize sales in weaker markets we are reviewing, and adjusting where needed, our U.S. product offerings to ensure they are appropriately positioned, in both price and features, for today’s cautious homebuyers,” Griffiths continued.
“We will manage the business conservatively through the seasonally slower fourth and first quarters, strictly focused on cost containment and cash flow, particularly in today’s uncertain markets. We believe that, with the
755 West Big Beaver Road, Suite 1000 | Troy, Michigan 48084
(248) 614-8200 | www.championhomes.com

Champion Enterprises Reports Third Quarter 2008 Results

increased flexibility provided by our recently amended senior credit facility, Champion will emerge a leaner organization well positioned for the future,” Griffiths concluded.
North American Manufacturing Segment
•	Manufacturing segment net sales for the third quarter decreased 25.1 percent to $195.1 million compared to $260.4 million in the same period of the prior year.
•	Manufacturing segment income for the third quarter totaled $8.8 million compared to $20.2 million in the third quarter of 2007, and the segment margin decreased to 4.5 percent for the quarter compared to 7.8 percent in the same period last year. The decrease in margin was in part driven by lower unit sales and backlog levels throughout the quarter, resulting in decreased factory utilization and efficiency despite previous capacity adjustments and workforce reductions. In addition, increased costs for raw materials and a challenging competitive environment contributed to weaker gross margins.
•	Revenues from the sale of modular homes in the U.S. totaled $50 million for the quarter, down from $80 million in the third quarter of 2007.
•	Segment backlogs totaled $40 million at Sept. 27, 2008, compared to $42 million at the end of last quarter and $64 million at the end of the third quarter of 2007.
•	During the quarter, the Company strengthened its position in the Southeast by opening a leased manufacturing plant in Dresden, Tenn. as a temporary replacement for its facility in Henry, Tenn. that was destroyed by fire in February 2008, while the Company considers its options for a permanent solution.
International Manufacturing Segment
•	International segment net sales decreased 33.3 percent to $56.9 million for the quarter from $85.3 million in the same period of the prior year primarily as a result of reduced prison sector revenues.
•	Segment income for the quarter was $2.7 million, down from $6.4 million in the third quarter of 2007, and the segment margin for the quarter was 4.7 percent, compared to 7.5 percent in the same period last year. The margin was negatively impacted by additional business development resources on staff and costs related to the additional capacity recently brought on line at the Company’s new site in Driffield during a quarter with a reduced level of revenue.
•	For the nine months ended Sept. 27, 2008, international segment revenues increased 26.0 percent to $237.8 million from $188.7 million for the same period of 2007. Segment income for the nine-month period grew to $15.0 million from $13.9 million last year, and the segment margin was 6.3 percent compared to 7.4 percent in the prior period.
•	International segment order backlogs grew during the quarter, with firm contracts and orders pending contracts under framework agreements totaling approximately $235 million at Sept. 27, 2008 compared to approximately $205 million at the end of the second quarter.

Champion Enterprises Reports Third Quarter 2008 Results

•	During the third quarter, the Company completed the leasehold improvements for three leased facilities near Driffield, East Yorkshire in the U.K, and ModularUK Building Systems Limited, acquired by Champion in February 2008, transferred its operations to the new facility.
Retail Segment
•	Retail segment third quarter 2008 revenues totaled $10.6 million, down 41.8 percent from $18.2 million for the same period last year.
•	The retail segment reported a loss of $7.2 million for the quarter compared to $0.7 million of segment income in the third quarter of 2007. The segment loss for the third quarter of 2008 included $6.0 million of expense to reduce inventory values to reflect current housing market conditions in California.
Other Items
•	At the end of the third quarter, Champion provided a valuation allowance for 100 percent of its U.S. deferred tax assets resulting in a non-cash charge of $150.8 million. As a result, the Company’s tax provisions in future periods will consist of income taxes on earnings of its foreign operations and certain state income taxes but generally will not include any federal income tax provision relating to its U.S. operations. Regardless of the valuation allowance, the Company may still utilize available U.S. federal tax loss carryforwards, which totaled approximately $233 million at the beginning of this fiscal year, to offset future taxable income generated in the U.S. until the carryforwards expire in 2023 through 2027.
•	Cash provided by operating activities totaled $1.0 million for the quarter ended Sept. 27, 2008, compared to $4.7 million for the same period last year. During the quarter, the Company settled its obligation for $12.3 million of contingent consideration related to the fiscal 2007 performance of Caledonian Building Systems Limited, acquired by Champion in 2006, approximately $5.9 million of which was a reduction of operating cash flow.
•	As previously announced, the Company borrowed $25.0 million under its revolving line of credit during the third quarter and, subsequent to quarter end, completed an amendment of its senior secured credit agreement. Pursuant to the amendment the Company repaid $10.0 million of the revolving loan and $23.5 million of its term debt. In the aggregate, these transactions resulted in a net debt reduction of $8.5 million.
•	Cash, cash equivalents and short-term investments totaled $99.7 million as of Sept. 27, 2008 compared to $91.3 million at the end of last quarter and $111.3 million at the end of the third quarter of 2007.
Third Quarter 2008 Conference Call
Champion Enterprises will host a conference call on Wednesday, Nov. 5, 2008 at 11 a.m. EST to discuss these results and current business trends. To listen to the call, please call (800) 768-6570 for domestic callers or (785) 830-1942 for international callers. The passcode is 1979624. The call may also be heard live over the Internet at www.championhomes.com under the “Investors” link.
A telephone replay of the call will be available approximately two hours after the call’s conclusion through Friday, Nov. 14, 2008. To access the telephone replay, please call (888) 203-1112 for domestic callers or (719)

Champion Enterprises Reports Third Quarter 2008 Results

457-0820 for international callers. The passcode is 1979624. A webcast replay will be available on the Company’s Web site for at least 90 days under the “Investors” link.
About Champion
Troy, Michigan-based Champion Enterprises, Inc., a leader in factory-built construction, operates 32 manufacturing facilities in North America and the United Kingdom working with independent retailers, builders and developers. The Champion family of builders produces manufactured and modular homes, as well as modular buildings for government and commercial applications. For more information, please visit www.championhomes.com.
Forward-Looking Statements
This news release contains certain statements, including statements regarding selling, general and administrative expense reductions, cost containment, cash flow, Champion’s future position, backlogs and pending orders, future tax provisions and use of U.S. federal tax loss carryforwards, each of which could be construed to be forward-looking statements within the meaning of the Securities Exchange Act of 1934.
These statements reflect the Company’s views with respect to future plans, events and financial performance. The Company does not undertake any obligation to update the information contained herein, which speaks only as of the date of this press release. The Company has identified certain risk factors which could cause actual results and plans to differ substantially from those included in the forward-looking statements. These factors are discussed in the Company’s most recently filed Form 10-K and other filings with the Securities and Exchange Commission, in each case under the section entitled “Forward-Looking Statements,” and those discussions regarding risk factors are incorporated herein by reference.
- Tables Follow -

CHB/ 5
CHAMPION ENTERPRISES, INC.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(Dollars and weighted shares in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 27,	September 29,	%	September 27,	September 29,	%
	2008	2007	Change	2008	2007	Change
Net sales:
Manufacturing segment	$195,062	$260,379	(25.1%)	$587,820	$717,994	(18.1%)
International segment	56,876	85,286	(33.3%)	237,755	188,704	26.0%
Retail segment	10,612	18,233	(41.8%)	29,057	57,657	(49.6%)
Less: intercompany	(3,100)	(6,200)		(9,300)	(16,500)

Total net sales	259,450	357,698	(27.5%)	845,332	947,855	(10.8%)

Cost of sales	228,373	296,802	(23.1%)	735,225	803,074	(8.4%)

Gross margin	31,077	60,896	(49.0%)	110,107	144,781	(23.9%)

Selling, general and administrative expenses	32,635	40,082	(18.6%)	104,953	112,608	(6.8%)
Restructuring charges	—	—		9,471	1,121
Foreign currency transaction losses	76	—		1,851	—
Amortization of intangible assets	2,346	1,454	61.3%	7,197	4,273	68.4%

Operating (loss) income	(3,980)	19,360	(120.6%)	(13,365)	26,779	(149.9%)

Interest expense, net	4,097	3,853	6.3%	12,059	11,616	3.8%

(Loss) income before income taxes	(8,077)	15,507	(152.1%)	(25,424)	15,163	(267.7%)

Income tax expense	153,444	2,582		153,231	2,019

Net (loss) income	$(161,521)	$12,925		$(178,655)	$13,144

Basic (loss) income per share	$(2.08)	$0.17		$(2.30)	$0.17

Weighted shares for basic EPS	77,794	77,062		77,668	76,804

Diluted (loss) income per share	$(2.08)	$0.17		$(2.30)	$0.17

Weighted shares for diluted EPS	77,794	77,848		77,668	77,616

See accompanying Notes to Consolidated Financial Information.
(more)

CHB/ 6
CHAMPION ENTERPRISES, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)

	(UNAUDITED)	(UNAUDITED)
	September 27,	June 28,	December 29,
	2008	2008	2007
Assets:
Cash and cash equivalents	$92,760	$84,370	$135,408
Short-term investments	6,950	6,950	—
Accounts receivable	71,537	95,365	89,646
Inventories	71,059	82,703	90,782
Deferred tax assets	654	28,369	29,746
Other current assets	7,166	9,334	14,827

Total current assets	250,126	307,091	360,409

Property, plant and equipment, net	105,785	105,353	116,984
Goodwill and other intangible assets, net	418,722	433,667	433,151
Deferred tax assets	—	97,298	87,983
Other non-current assets	21,118	22,313	23,696

Total assets	$795,751	$965,722	$1,022,223

Liabilities and Shareholders’ Equity:
Short-term debt	$43,716	$8,406	$25,884
Accounts payable	111,707	125,482	119,390
Other accrued liabilities	117,382	149,256	173,052

Total current liabilities	272,805	283,144	318,326

Long-term debt	319,364	336,804	342,897
Deferred tax liabilities	37,852	10,272	7,065
Other long-term liabilities	33,868	34,611	34,089
Shareholders’ equity	131,862	300,891	319,846

Total liabilities and shareholders’ equity	$795,751	$965,722	$1,022,223

See accompanying Notes to Consolidated Financial Information.
(more)

CHB/ 7
CHAMPION ENTERPRISES, INC.
CONSOLIDATED CONDENSED CASH FLOW STATEMENTS (UNAUDITED)
(In thousands)

	Three Months Ended		Nine Months Ended
	September 27,	September 29,	September 27,	September 29,
	2008	2007	2008	2007
Net (loss) income	$(161,521)	$12,925	$(178,655)	$13,144
Adjustments:
Depreciation and amortization	5,728	5,004	17,540	15,036
Stock-based compensation	(511)	679	346	2,235
Change in deferred taxes	153,134	72	144,526	(4,420)
Fixed asset impairment charges	—	—	7,000	245
Compensation portion of UK earnout payment	(5,884)	—	(5,884)	—
Insurance proceeds	3,291	—	5,791	—
Gain on disposal of fixed assets	(96)	(40)	(235)	(633)
Foreign currency transaction losses	76	—	1,851	—
Increase/decrease:
Accounts receivable	17,240	(27,948)	14,587	(53,107)
Inventories	11,150	1,274	19,861	20,979
Accounts payable	(7,025)	20,829	(2,649)	53,114
Accrued liabilities	(15,841)	(6,695)	(37,428)	(9,047)
Other, net	1,220	(1,419)	768	(2,407)

Cash provided by (used for) operating activities	961	4,681	(12,581)	35,139

Additions to property, plant and equipment	(5,705)	(1,847)	(11,421)	(5,494)
Acquisition related payments	(6,392)	—	(8,892)	—
Proceeds on disposal of fixed assets	322	236	2,850	3,640
Purchase of short-term investments, net	—	—	(6,950)	—
Distributions from unconsolidated affiliates	—	—	—	884

Cash used for investing activities	(11,775)	(1,611)	(24,413)	(970)

Payments on debt	(1,450)	(541)	(27,107)	(1,577)
Borrowings from revolving line of credit	25,000	—	25,000	—
Decrease in restricted cash	—	—	—	15
Common stock issued, net	—	873	437	2,294

Cash provided by (used for) financing activities	23,550	332	(1,670)	732

Cash provided by discontinued operations	180	193	93	285

Effect of exchange rate changes on cash and cash equivalents	(4,526)	2,932	(4,077)	5,888

Increase (decrease) in cash and cash equivalents	8,390	6,527	(42,648)	41,074
Cash and cash equivalents at beginning of period	84,370	104,755	135,408	70,208

Cash and cash equivalents at end of period	$92,760	$111,282	$92,760	$111,282

See accompanying Notes to Consolidated Financial Information.
(more)

CHB/ 8
CHAMPION ENTERPRISES, INC.
NOTES TO CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)
(1) On December 21, 2007, the Company acquired substantially all of the assets and the business of SRI Homes Inc. (“SRI”), a producer of factory-built homes in western Canada. The results of operations for SRI are included in the Company’s results and its manufacturing segment beginning in the first quarter of 2008.
(2) The Company evaluates the performance of its manufacturing, international and retail segments based on income before amortization of intangible assets, interest, income taxes, foreign currency transaction gains and losses on intercompany indebtedness and general corporate expenses. A reconciliation of (loss) income before income taxes for the three and nine months ended is as follows (dollars in thousands):

		As a % of		As a % of
	September 27,	Related	September 29,	Related
Three months ended:	2008	Sales	2007	Sales
Manufacturing segment income	$8,753	4.5%	$20,228	7.8%
International segment income	2,673	4.7%	6,362	7.5%
Retail segment (loss) income	(7,184)	(67.7)%	689	3.8%
General corporate expenses	(6,100)		(6,665)
Amortization of intangible assets	(2,346)		(1,454)
Intercompany eliminations	300		200
Foreign currency transaction losses	(76)		—
Interest expense, net	(4,097)		(3,853)

(Loss) income before income taxes	$(8,077)	(3.1%)	$15,507	4.3%

		As a % of		As a % of
	September 27,	Related	September 29,	Related
Nine months ended:	2008	Sales	2007	Sales
Manufacturing segment income	$13,325	2.3%	$37,541	5.2%
International segment income	14,951	6.3%	13,944	7.4%
Retail segment (loss) income	(10,991)	(37.8)%	2,227	3.9%
General corporate expenses	(21,802)		(23,360)
Amortization of intangible assets	(7,197)		(4,273)
Intercompany eliminations	200		700
Foreign currency transaction losses	(1,851)		—
Interest expense, net	(12,059)		(11,616)

(Loss) income before income taxes	$(25,424)	(3.0%)	$15,163	1.6%

(3) The Company provided a valuation allowance for 100% of its U.S. deferred tax assets resulting in a non-cash charge of $150.8 million during the three months ended September 27, 2008.
(4) For the year-to-date period ended September 27, 2008, charges totaling $9.8 million were incurred in connection with the Company’s decision to close a manufacturing facility in Oregon, close the last of four plants at an Indiana complex where the other three plants had been previously idled, and reduce the number of North American regional offices from four to two. Charges totaling $9.3 million were recorded in the manufacturing segment with the remaining $0.5 million included in general corporate expenses. During the same period in 2007, the Company recorded charges totaling $1.3 million related to the closure of a plant in Pennsylvania. A portion of these charges, totaling $0.3 million and $0.2 million in 2008 and 2007, respectively, was recorded in cost of sales, with the balance reported as restructuring charges.
(5) For the three and nine month periods ended September 27, 2008, the Company’s retail segment recorded charges of $6.0 million and $7.8 million, respectively, to reduce inventory values to reflect current housing market conditions in California. These charges are included in cost of sales.
(6) During the nine months ended September 27, 2008, the Company repaid the $24.0 million (CAD) note issued in connection with its acquisition of SRI.
(7) Gains on disposal of fixed assets resulted primarily from the sale of one idle plant for the year-to-date period ended September 27, 2008 and from the sale of two idle plants during the same period in 2007.
(more)

CHB/ 9
CHAMPION ENTERPRISES, INC.
OTHER STATISTICAL INFORMATION (UNAUDITED)

	Three months ended			Nine Months Ended
	September 27,	September 29,	%	September 27,	September 29,	%
	2008	2007	Change	2008	2007	Change
MANUFACTURING SEGMENT
Units sold:
HUD-Code	1,730	2,808	(38.4%)	4,988	7,720	(35.4%)
Modular	684	980	(30.2%)	2,005	2,749	(27.1%)
Canadian	621	441	40.8%	1,918	1,215	57.9%
Other	31	29	6.9%	130	51	154.9%

Total units sold	3,066	4,258	(28.0%)	9,041	11,735	(23.0%)
Less: intercompany	(33)	(70)	(52.9%)	(131)	(220)	(40.5%)

Units sold to independent retailers / builders	3,033	4,188	(27.6%)	8,910	11,515	(22.6%)

Floors sold	5,414	8,073	(32.9%)	16,051	22,536	(28.8%)

Multi-section mix	69%	77%		68%	78%

Average unit prices, excluding delivery
Total	$55,500	$54,800	1.3%	$56,600	$55,000	2.9%
HUD-Code	$44,500	$44,300	0.5%	$45,100	$45,000	0.2%
Modular	$68,400	$77,000	(11.2%)	$69,400	$76,400	(9.2%)
#####